UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 7, 2021

Texas Community Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-40610	86-2760335
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

215 West Broad Street, Mineola, Texas		75773
(Address of Principal Executive Offices)		(Zip Code)

(903) 569-2602
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01 Other Events.

On July 13, 2021, Texas Community Bancshares, Inc. (the “Company”), the proposed holding company for Mineola Community Bank, S.S.B. (“Mineola Community Bank”), issued a press release announcing that the proposed conversion of Mineola Community Mutual Holding Company from a mutual holding company to a stock holding company and the Company’s related initial public offering is expected to close after the close of business on July 14, 2021.  Trading in the Company’s shares of common stock on the Nasdaq Capital Market under the symbol “TCBS” is expected to begin on July 15, 2021.  For further information, reference is made to the press release dated July 13, 2021, which is attached hereto as Exhibit 99 and incorporated herein by reference.

On July 7, 2021, Eric S. Anderson voluntarily resigned from his positions as Executive Vice President – Commercial Lending and a Director of Mineola Community Bank.  His resignation was not due to a disagreement on any matter relating to the operations, policies or practices of Mineola Community Bank.  Mr. Anderson was not a director or officer of the Company.  Mineola Community Bank currently intends to search for a suitable candidate to replace him.

Item 9.01 Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits:
	Exhibit No.	Description
	99.1	Press Release dated July 13, 2021
	104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS COMMUNITY BANCSHARES, INC.

Date: July 14, 2021	By: /s/ James H. Herlocker, III
James H. Herlocker, III
Chairman, President and Chief Executive Officer